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                                                                    Exhibit 10.3

                         ENGINEERING SERVICES AGREEMENT

This Agreement is entered into and effective as of June 30, 1999 ("Effective Date") between Switchboard Incorporated, a Delaware corporation ("SB") with principal offices located at 115 Flanders Road, Westboro, MA 01581, and Online System Services, Inc., a Colorado corporation which plans to change its name to WEBB Interactive Services, Inc. ("WEBB"), with principal offices located at 1800 Glenarm Place, Denver, Colorado 80202.

In consideration of the premises and covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  SB Engineering Services.  WEBB hereby acknowledges that SB has
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satisfactorily performed the following engineering services for WEBB prior to the date of this Agreement:

     (a) Development of (i) a co-branded version of the "Switchboard Directory Services" (as defined in paragraph (b) below) for WEBB's web site located on the Internet at www.webb.net ("WEBB Site"); and (ii) a
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          generic co-branded version of the Switchboard Directory Services for third party web sites. The co-branded version referenced in (i) above has the primary branding and "look and feel" of WEBB; the co-branded version referenced in (ii) above anticipates the primary branding and "look and feel" the specific third party web site for which it will be used. Each co-branded version has or will have a "Powered by Switchboard" logo with form and placement as mutually agreed.

     (b) "Switchboard Directory Services" shall mean the following interactive directory services offered on SB's web site located on the Internet at www.switchboard.com ("Switchboard Site"): (i) SB's directory of
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          business listings and display advertisements (Yellow Pages); (ii) SB's directory of residential listings (White Pages); (iii) SB's directory of maps, routes and driving directions (Interactive Routes); (v) SB's directory of World Wide Web sites organized by topic (Sideclick), and
          (vi) SB's directory of email addresses..

2.  Payment by WEBB.  In consideration of the services performed by SB as
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described in Section 1, WEBB hereby agrees to pay SB on or before July 31, 1999 the non-refundable amount of Two Hundred and Fifty Thousand Dollars ($250,000).

3.  Further Agreement.   In consideration of each party's performance as stated
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in Section 1 and 2, the parties hereby agree to enter into a written agreement on mutually agreeable terms no later than July 31, 1999 pursuant to which the parties will agree as follows:

     (a) WEBB will have a right to display co-branded versions of the Switchboard Directory Services described in Section 1(a)(i) above through links on the WEBB Site.

     (b) SB will, at no additional charge, work with Webb to modify the co-branded Switchboard Directory Services to meet the needs, as reasonably determined by SB and Webb, of Webb's current four co-branded sites (two Bresnan markets, one Peak Communications market, and one Rapid Communication market). This work will include a link to SB's What's Nearby?(sm) functionality tailored to each of the four co-branded market locations.

     (c) WEBB will have the right to license to third parties to be mutually agreed, the right to display through links on their web sites, co-branded versions of the Switchboard Directory Services as described in
          Section 1(a)(ii) above.

     (d) SB will, at no additional charge, modify the generic co-branded version of the Switchboard Directory Services for up to four additional third party web sites requested by WEBB as necessary to include the primary branding and "look and feel" of such third party. The replication and setup fees for additional co-branded sites will be a one-time payment of $1500.
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     (e)  SB shall have the right to sell banner advertisements on pages of the co-branded versions of the Switchboard Directory Services and shall pay Webb 55% of the net revenue (where net revenue is in no case less than 85% of gross revenue) where Webb's third party is a cable television service provider and 60% of such net revenue in all other cases. SB agrees that on a co-branded site-by co-branded site basis, up to 15% of the advertising inventory will be made available to Webb's third party customer without any compensation to SB. Any inventory made available under this provision that was not subsequently used by Webb's third party will revert to SB for its use under the terms of this Agreement. Should Webb's third party customer require more advertising inventory, SB agrees to provide such inventory in return for payment based on SB's then effective CPM rate. Webb's third party customers must inform SB within 48 hours before each month if they intend to sell their 15% portion of the next month's inventory. In the event that Webb's third party customer fails to claim such inventory for that month SB shall sell the inventory and split revenues with Webb based on formulas outlined in this section.

     (f)  SB will host the Switchboard Directory Services.

     (g) SB agrees to use commercially reasonable efforts to keep the co-branded versions of the Switchboard Directory services continually available to Webb and Webb's customers on a 24x7 basis, and maintain agreed upon levels of infrastructure and operational standards.

     (h) SB and Webb will agree upon penalty and termination provisions associated with Chronic Interruptions of Service.

     (i)  This Agreement will be for a one-year term.

IN WITNESS WHEREOF, the parties, through their authorized representatives, set their hands and seals as of the Effective Date.

ONLINE SYSTEM SERVICES, INC.      SWITCHBOARD INCORPORATED

By:_________________________      By:_________________________

Title:______________________      Title:________________________